UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 7, 2016

ANADIGICS, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey	07059
(Address of Principal Executive Offices)	(Zip Code)

(908) 668-5000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Anadigics, Inc. (the “Company”) is filing this Amendment No.1 to its Current Report on Form 8-K filed with the SEC on January 12, 2016 (the “Original Form 8-K”) to refurnish the press release attached as Exhibit 99.1 in order to correct to “Party A” the incorrect reference to “Party B” in the fifth paragraph, first sentence of the press release. This Amendment No. 1 is filed solely to refurnish the press release to correct such typographical error. No other changes to the Original Form 8-K or Exhibit 99.1 have been made.

Item 8.01	Other Events.

On January 12, 2016, Anadigics, Inc. (the “Company”) issued a press release announcing that, on January 11, 2016, the Company received an Acquisition Proposal that its Board of Directors determined to be a Superior Offer (as those terms are defined in the Agreement and Plan of Merger  dated November 11, 2015 by and among the Company, Aloha Holding Company, Inc., a Delaware corporation, and Aloha Acquisition Sub, Inc., a Delaware corporation) to acquire the Company, subject to the terms of a proposed merger agreement, for a per-share price of $0.66 net in cash.  A copy of the corrected press release is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated January 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2016
ANADIGICS, INC.

By: /s/ Ronald L. Michels

Name: Ronald L. Michels

Title: Chairman and Chief Executive Officer

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